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                                                                    EXHIBIT 23.3

                      [MILLER AND LENTS, LTD. LETTERHEAD]


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 our estimate of North Central Oil Corporation's reserves and the present value of future net reserves included in Pogo Producing Company's Definitive Proxy Statement filed on
Schedule 14A on February 6, 2002.

                         MILLER AND LENTS, LTD.

                         /s/   Carl D. Richard
                         ----------------------------
                             Carl D. Richard
                             Vice President


Houston, Texas
April 24, 2002